As filed with the Securities and Exchange Commission on June 5, 2019

Registration No. 333-32666

Registration No. 333-56576

Registration No. 333-64246

Registration No. 333-103622

Registration No. 333-116449

Registration No. 333-122708

Registration No. 333-126306

Registration No. 333-148041

Registration No. 333-151686

Registration No. 333-160486

Registration No. 333-200708

Registration No. 333-200709

Registration No. 333-207911

Registration No. 333-207912

Registration No. 333-220573

Registration No. 333-221516

Registration No. 333-223082

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-32666

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-56576

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-64246

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-103622

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-116449

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-122708

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-126306

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-148041

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-151686

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-160486

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-200708

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-200709

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-207911

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-207912

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-220573

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-221516

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-223082

Under the Securities Act of 1933

Determine, Inc.

(Exact name of issuer as specified in its charter)

Delaware	77-0432030
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5614 Connecticut Ave NW, Suite 257

Washington, DC 20015

(202) 341-4245

(Address, Including Zip Code, of Principal Executive Offices)

Selectica, Inc. 1996 Stock Plan

Selectica, Inc. 1999 Equity Incentive Plan

Selectica, Inc. 1999 Employee Stock Purchase Plan

Shares Acquired Under Written Compensation Agreements

Stock Option Agreement for Charles Pendell

Stock Option Agreement for Dr. S.S. Sundarajan

Stock Option Agreement for Ashish Mathur

Stock Option Agreement for Stephen Bennion

2001 Supplemental Plan

Written Compensation Agreement for Vincent G. Ostrosky

Inducement Grant Non-Plan Stock Option Agreements

Determine, Inc. 2015 Equity Incentive Plan

Inducement Grant Non-Plan Stock Option Agreement and Restricted Stock Units Agreement

(Full title of plans)

John Nolan

President

Determine, Inc.

5614 Connecticut Ave NW, Suite 257

Washington, DC 20015

(202) 341-4245

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Copies to:

Eric Wang, Esq.

David A. Richardson, Esq.

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA 94303

(650) 833-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF COMMON STOCK

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) of Determine, Inc. (the “Company”), formerly Selectica, Inc., filed by the Company with the Securities and Exchange Commission (the “Commission”) and are being filed to deregister all securities of the Company that have been registered for issuance on the Registration Statements that remain unsold under such Registration Statements:

●

File No. 333-32666 as filed with the Commission on March 16, 2000, pertaining to the registration of 3,530,806 options and 3,530,806 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issuable under the 1996 Stock Plan, 2,200,000 options and 2,200,000 shares of Common Stock issuable under the Selectica, Inc. 1999 Equity Incentive Plan (the “1999 Plan”), 1,000,000 rights to purchase and 1,000,000 shares of Common Stock issuable under the 1999 Employee Stock Purchase Plan (the “1999 ESPP”), 1,646,460 shares of Common Stock issuable pursuant to Written Compensation Agreements, 50,000 options and 50,000 shares of Common Stock issuable pursuant to the Stock Option Agreement for Charles Pendell, 50,000 options and 50,000 shares of Common Stock issuable pursuant to the Stock Option Agreement for Dr. S.S. Sundarajan, 50,000 options and 50,000 shares of Common Stock issuable pursuant to the Stock Option Agreement for Ashish Mathur, and 50,000 options and 50,000 shares of Common Stock issuable pursuant to the Stock Option Agreement for Stephen Bennion.

●

File No. 333-56576 as filed with the Commission on March 6, 2001, and as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 9, 2001, pertaining to the registration of 1,800,000 options to purchase Common Stock and 1,800,000 shares of Common Stock issuable under the 1999 Plan.

●

File No. 333-64246 as filed with the Commission on June 29, 2001, pertaining to the registration of 5,245,543 options and rights to purchase Common Stock and 5,245,543 shares of Common Stock, in total, issuable under the 1996 Stock Plan, 1999 ESPP, and 2001 Supplemental Plan.

●

File No. 333-103622 as filed with the Commission on March 6, 2003, pertaining to the registration of 3,989,411 options and rights to purchase Common Stock and 3,989,411 shares of Common Stock, in total, issuable under the 1999 ESPP and 1999 Plan.

●

File No. 333-116449 as filed with the Commission on June 14, 2004, pertaining to the registration of 1,571,298 options to purchase Common Stock and 1,571,298 shares of Common Stock issuable under the 1999 Plan.

●

File No. 333-122708 as filed with the Commission on February 10, 2005, pertaining to the registration of 1,635,110 options to purchase Common Stock and 1,635,110 shares of Common Stock issuable under the 1999 Plan, and 990,000 options to purchase Common Stock and 990,000 shares of Common Stock issuable pursuant to the Written Compensation Agreement for Vincent G. Ostrosky.

●

File No. 333-126306 as filed with the Commission on June 30, 2005, pertaining to the registration of 656,650 rights to purchase Common Stock and 656,650 shares of Common Stock issuable under the 1999 ESPP.

●

File No. 333-148041 as filed with the Commission on December 13, 2007, pertaining to the registration of 4,267,675 options and rights to purchase Common Stock and 4,267,675 shares of Common Stock, in total, issuable under the 1999 Plan and 1999 ESPP.

●

File No. 333-151686 as filed with the Commission on June 16, 2008, pertaining to the registration of 2,008,618 options and rights to purchase Common Stock, and 2,008,618 shares of Common Stock, in total, issuable under the 1999 Plan and 1999 ESPP.

●

File No. 333-160486 as filed with the Commission on July 9, 2009, pertaining to the registration of 3,887,245 options and rights to purchase Common Stock, and 3,887,245 shares of Common Stock, in total, issuable under the 1999 Plan and 1999 ESPP.

●

File No. 333-200708 as filed with the Commission on December 3, 2014, pertaining to the registration of 186,979 shares of Common Stock issuable under a Non-Plan Stock Option granted to Blaine Mathieu, granted as an inducement grant outside of the 1999 Plan.

●

File No. 333-200709 as filed with the Commission on December 3, 2014, pertaining to the registration of 700,000 shares of Common Stock issuable under Non-Plan Stock Options granted to certain non-executive employees, granted as inducement grants outside of the 1999 Plan.

●

File No. 333-207911 as filed with the Commission on November 10, 2015, pertaining to the registration of 1,500,000 shares of Common Stock issuable under the Determine, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), and 611,000 shares of Common Stock that were subject to outstanding awards granted under the 1999 Plan that were eligible to be carried over to the 2015 Plan upon expiration, termination, cancellation, forfeiture or repurchase of the subject awards following May 5, 2015.

●

File No. 333-207912 as filed with the Commission on November 10, 2015, pertaining to the registration of 700,000 shares of Common Stock issuable under Non-Plan Stock Options granted to certain non-executive employees, granted as inducement grants outside of the 2015 Plan.

●

File No. 333-220573 as filed with the Commission on September 22, 2017, pertaining to the registration of 2,500,000 shares of Common Stock issuable under the 2015 Plan, as amended, and 100,000 shares of Common Stock issuable under a Non-Plan Stock Option granted to John Nolan, granted as an inducement grant outside of the 2015 Plan.

●

File No. 333-221516 as filed with the Commission on November 13, 2017, pertaining to the registration of 200,000 shares of Common Stock issuable under the Non-Plan Stock Option granted to Gérard Dahan, granted as an inducement grant outside of the 2015 Plan, and 20,000 shares of Common Stock issuable upon settlement of the Non-Plan Restricted Stock Units granted to Mr. Dahan, granted as an inducement grant outside of the 2015 Plan.

●

File No. 333-223082 as filed with the Commission on February 16, 2018, pertaining to the registration of 100,000 shares of Common Stock issuable under the Non-Plan Stock Option granted to Kevin Turner, granted as an inducement grant outside of the 2015 Plan.

On April 10, 2019, pursuant to the Asset Purchase Agreement dated February 10, 2019 (the “Purchase Agreement”), by and among the Company, Corcentric, Inc. and Corcentric Acquisition, LLC, and subsequent to the approval by the stockholders of the Company, the Company consummated a sale of substantially all of its assets and other related transactions, all as contemplated by the Purchase Agreement.

On April 15, 2019, the Board of Directors of the Company held a meeting in which it determined that it is in the best interests of the Company and its shareholders to, in connection with the closing of the Asset Sale, terminate all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements, and to deregister its shares with the Commission. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in in Washington, D.C. on June 5, 2019.

Determine, Inc.

By:	/s/ John Nolan
Name:	John Nolan
Title:	President

No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.